                                                                 EXHIBIT 10.30.1

================================================================================

                           MASTER REPURCHASE AGREEMENT

                                     BETWEEN

                       CDC MORTGAGE CAPITAL INC., AS BUYER

                                       AND

                       OAK STREET MORTGAGE, LLC, AS SELLER

                           Dated as of August 25, 2004

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

                                TABLE OF CONTENTS

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                                                                                                                    Page
                                                                                                                    ----
1.       APPLICABILITY...........................................................................................     1

2.       DEFINITIONS.............................................................................................     1

3.       INITIATION; TERMINATION.................................................................................    18

4.       MARGIN AMOUNT MAINTENANCE...............................................................................    26

5.       INCOME PAYMENTS.........................................................................................    26

6.       REQUIREMENTS OF LAW.....................................................................................    27

7.       SECURITY INTEREST.......................................................................................    28

8.       PAYMENT, TRANSFER AND CUSTODY...........................................................................    29

9.       HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS.............................................................    30

10.      SELLER REPRESENTATIONS..................................................................................    30

11.      COVENANTS OF SELLER.....................................................................................    36

12.      EVENTS OF DEFAULT.......................................................................................    43

13.      REMEDIES................................................................................................    45

14.      INDEMNIFICATION AND EXPENSES............................................................................    47

15.      RECORDING OF COMMUNICATIONS.............................................................................    49

16.      SINGLE AGREEMENT........................................................................................    49

17.      NOTICES AND OTHER COMMUNICATIONS........................................................................    49

18.      ENTIRE AGREEMENT; SEVERABILITY; MODIFICATIONS...........................................................    50

19.      NON-ASSIGNABILITY.......................................................................................    50

20.      TERMINABILITY...........................................................................................    50

21.      GOVERNING LAW...........................................................................................    51

22.      SUBMISSION TO JURISDICTION; WAIVERS.....................................................................    51

23.      NO WAIVERS, ETC.........................................................................................    52

24.      SERVICING...............................................................................................    52

25.      INTENT..................................................................................................    53

26.      PERIODIC DUE DILIGENCE REVIEW...........................................................................    53

27.      BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT.................................................................    54

28.      MISCELLANEOUS...........................................................................................    55

29.      CONFIDENTIALITY.........................................................................................    56

30.      CONFLICTS...............................................................................................    56

31.      SET-OFF.................................................................................................    57

EXHIBITS

   SCHEDULE 1               Representations and Warranties Re:  Mortgage Loans

   EXHIBIT I                Transaction Request

   EXHIBIT II               Underwriting Guidelines

   EXHIBIT III              Form of Opinion Letter

   EXHIBIT IV               UCC Filing Jurisdictions

   EXHIBIT V                Form of Account Agreement

   EXHIBIT VI               Form of True Sale Certification

   EXHIBIT VII              Form of Servicer Notice

   EXHIBIT VIII             Form of Request for Additional Transactions For
                            Excess Margin

   EXHIBIT IX               Form of Compliance Report

                           MASTER REPURCHASE AGREEMENT

            This is a MASTER REPURCHASE AGREEMENT, dated as of August 25, 2004, between OAK STREET MORTGAGE, LLC, a Delaware limited liability company ("Seller"), and CDC MORTGAGE CAPITAL INC., a New York corporation ("Buyer").

1.    APPLICABILITY

      From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on demand by Buyer or at a date certain not later than 364 days after the date of transfer, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing.

2.    DEFINITIONS

      As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Terms otherwise not defined herein shall have the meanings assigned thereto in the Custodial and Disbursement Agreement.

      "180-day Mortgage Loan" shall mean as of any date of determination, an Eligible Asset which was first purchased by Buyer hereunder more than 120 days and less than 180 days prior to such date of determination.

      "180-day Mortgage Loan Sub-Limit" shall mean (i) from the Effective Date hereof through but not including January 29, 2005, an amount equal to $100,000,000 and (ii) at any time thereafter, $25,000,000.

      "Account Agreement" shall mean a letter agreement among Seller, Buyer, and the Bank substantially in the form of Exhibit V attached hereto.

      "Act of Insolvency" shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

      "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

      "Agreement" shall mean this Master Repurchase Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

      "ALTA" shall mean the American Land Title Association.

      "Alt-A Mortgage Loan" shall mean an Eligible Asset which is a Mortgage Loan made to a Mortgagor of "A" or "A-" credit quality, which is a secured by a lien on a single-family Residential Dwelling and for which the related Mortgagor has a FICO score of greater than 600. In no event shall any Mortgage Loan be an "Alt-A Mortgage Loan" if the related Mortgagor does not have a FICO score of at least 600 as of the date of origination.

      "Alt-A First Mortgage Loan" shall mean an Eligible Asset which is an Alt-A Mortgage Loan and a First Lien Mortgage Loan.

      "Alt-A Second Mortgage Loan" shall mean an Eligible Asset which is an Alt-A Mortgage Loan and a Second Lien Mortgage Loan.

      "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

      "Asset Schedule and Exception Report" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Asset Value" shall mean as of any date of determination with respect to each Eligible Asset, the lesser of (a) the Purchase Percentage applicable to such Eligible Asset multiplied by the Market Value of such Mortgage Loan as of such date and (b) the outstanding principal balance of such Eligible Asset as of such date; provided, that, the following additional limitations on Asset Value shall apply:

            (1) after giving effect to any requested Transaction, the aggregate Asset Value of all Wet-Ink Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Wet-Ink Sub-Limit;

            (2) after giving effect to any requested Transaction, the aggregate Asset Value of all Sub-Prime Second Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Sub-Prime Second Lien Sub-Limit;

            (3) after giving effect to any requested Transaction, the aggregate Asset Value of all Second Lien Mortgage Loans which are Sub-Prime Mortgage Loans or Alt-A

      Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Second Lien Sub-Limit;

            (4) after giving effect to any requested Transaction, the aggregate Asset Value of all Mortgage Loans which have a FICO Score of less than 550 and greater than or equal to 500 owned hereunder by Buyer as of such date of determination may not exceed the FICO Score Sub-Limit;

            (5) after giving effect to any requested Transaction, the aggregate Asset Value of all 180-day Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the 180-day Mortgage Loan Sub-Limit;

            (6) after giving effect to any requested Transaction, the aggregate Asset Value of all Leasehold Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Leasehold Mortgage Loan Sub-Limit;

            (7) after giving effect to any requested Transaction, the aggregate Asset Value of all Condominium Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Condominium Mortgage Loan Sub-Limit;

            (8) after giving effect to any requested Transaction, the aggregate Asset Value of all Interest-Only Mortgage Loans owned hereunder by Buyer as of such date of determination may not exceed the Interest-Only Sub-Limit; and

            (9) the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date the Asset Value is determined), (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine (29) calendar days (without regard to any applicable grace periods), (iii) which has not been repurchased by Seller by the earlier to occur of (A) the Termination Date and (B) the 180th day after the date on which it is first purchased by Buyer, (iv) which has been released from the possession of Custodian under the Custodial and Disbursement Agreement to Seller for a period in excess of twelve (12) calendar days, (v) which exceed the Sub-Limit for the related Class or
      (vi) which is a Wet-Ink Mortgage Loan, for which Custodian has failed to receive the related Mortgage Documents by the eighth (8th) Business Day following the applicable Purchase Date.

      "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

      "Bank" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, or such other depository institution as may be acceptable to Buyer in its sole discretion, and their respective successors in interest.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

      "Business Day" shall mean any day other than (i) a Saturday or Sunday or
      (ii) a day on which banks in the State of New York (or state in which any of Custodian, Disbursement Agent, Seller or Buyer is located) is authorized or obligated by law or executive order to be closed.

      "Buyer" shall mean CDC Mortgage Capital Inc., a New York corporation, and its successors in interest and assigns.

      "Cash" shall mean all cash and Cash Equivalents, as shown on the balance sheet of such Person prepared in accordance with GAAP.

      "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause
      (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Class" shall mean each group of Mortgage Loans where each Mortgage Loan within such group qualifies as at least one of the following: "Conforming Mortgage Loan", "Jumbo Mortgage Loan", "Alt-A First Mortgage Loan", "Alt-A Second Mortgage Loan", "Second Lien Mortgage Loan", "Sub-Prime First Mortgage Loan", "Sub-Prime Second

      Mortgage Loan", "180-day Mortgage Loan", "Condominium Mortgage Loan", "Leasehold Mortgage Loan", "Interest-Only Mortgage Loan" or "Wet-Ink Mortgage Loan"; provided, that a Mortgage Loan may be within more than one Class as of any date of determination.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collection Account" shall mean the account established by the Bank subject to an Account Agreement, into which Income shall be deposited in accordance with Section 5.

      "Combined Loan-to-Value Ratio or CLTV" shall mean with respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Second Lien Mortgage Loan at the time of origination and the outstanding principal balance of any related first lien loan as of the date of origination of such Second Lien Mortgage Loan, divided by the lesser of (a) the Appraised Value of the related Mortgage Property as of the date of origination of such Second Lien Mortgage Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Second Lien Mortgage Loan, the purchase price of such Mortgaged Property.

      "Commitment Fee" shall mean the fee payable by Seller to Buyer pursuant to
      Section 3(a) equal to $375,000 (0.15% per annum of the Maximum Amount).

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

      "Condominium Mortgage Loan" shall mean an Eligible Asset secured by a first lien on a unit in a condominium project.

      "Condominium Mortgage Loan Sub-Limit" shall mean, as of any date, an amount equal to $10,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Condominium Sub-Limit to 4% of the then outstanding Purchase Price of the Transactions.

      "Confirmation" shall have the meaning specified in Section 3(c).

      "Conforming Mortgage Loan" shall mean an Eligible Asset which (i) meets all criteria of Fannie Mae or Freddie Mac, or (ii) meets all criteria of the FHA and is insured by such agency, or (iii) meets all criteria of the Department of Veterans Affairs and is insured by such agency.

      "CSFB Facility" shall mean that Master Repurchase Agreement, dated as of March 1, 2002, between Credit Suisse First Boston Mortgage Capital, LLC and Seller (fka Cresleigh Financial Services, LLC), as amended and as the same may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Custodial and Disbursement Agreement" shall mean that custodial and disbursement agreement, dated as of the date hereof, by and among Buyer, Seller, Custodian and Disbursement Agent, as the same shall be modified and supplemented and in effect from time to time.

      "Custodial Identification Certificate" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Custodian" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as custodian under the Custodial and Disbursement Agreement, and any successor Custodian under the Custodial and Disbursement Agreement.

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Disbursement Agent" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as disbursement agent under the Custodial and Disbursement Agreement, and any successor Disbursement Agent under the Custodial and Disbursement Agreement.

      "Dollars" and "$" shall mean lawful money of the United States of America.

      "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 26 with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

      "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

      "Electronic Agent" shall mean MERSCORP, INC., and its successors in interest.

      "Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement, in a form substantially similar to the form set forth in Annex 19 to the Custodial and Disbursement Agreement, to be entered into among Buyer, Seller, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

      "Electronic Transmission" shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution). Any document that requires signature that is delivered by Electronic Transmission via email that includes the sender's name shall satisfy such signature requirement.

      "Eligible Asset" shall mean a Mortgage Loan, including a Wet-Ink Mortgage Loan, (i) as to which the representations and warranties in Schedule 1 attached hereto are true and correct, (ii) which is underwritten strictly in accordance with Seller's Underwriting Guidelines, a copy of which is attached hereto as Exhibit II or with such exceptions as Buyer shall approve pursuant to Section 3(b)(9), and (iii) which is secured by a Residential Dwelling.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or
      (c) of the Code of which such Person is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
      Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or
      (o) of the Code of which such Person is a member.

      "Escrow Instruction Letter" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Eurodollar Rate" shall mean, with respect to each day a Transaction is outstanding (and reset on each day a Transaction is outstanding), the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR at or about 9:00 a.m., New York City time, on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the average rate per annum at which three mutually acceptable banks are offered Dollar deposits at or about 8:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Transactions to be outstanding on such day. The Eurodollar Rate shall be reset by Buyer as described above and Buyer's determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of Buyer.

      "Event of Default" has the meaning specified in Section 12.

      "Excess Margin" has the meaning specified in Section 3(o).

      "Existing Financing Facilities" shall mean the CSFB Facility, the Huntington Bank Facility, the RFC Facility and the Star Financial Facility.

      "Fannie Mae" shall mean the Federal National Mortgage Association, and its successors in interest.

      "FBR" shall mean Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation, and its successors in interest, as buyer under the MLPA.

      "FICO Score" shall mean the credit report score issued with respect to a Mortgagor by Fair Isaac & Co. or any successor thereto.

      "FICO Score Sub-Limit" shall mean, as of any date, an amount equal to $10,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the FICO Score Sub-Limit to 5% of the then outstanding Purchase Price of the Transactions.

      "First Lien Mortgage Loan" shall mean an Eligible Asset secured by a first lien on the related Mortgaged Property.

      "Foreclosed Loan" shall mean a loan the property securing which has been foreclosed upon by Seller.

      "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, and its successors in interest.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of their properties.

      "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

      "Huntington Bank Facility" shall mean that Loan Agreement, dated as of September 30, 2003, between The Huntington National Bank and Seller, as amended to the date hereof and as the same may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Income" shall mean, with respect to any Mortgage Loan at any time, all collections and proceeds on or in respect of the Mortgage Loans, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by Servicer.

      "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

      "Interest-Only Mortgage Loan" shall mean an Eligible Asset that pays interest only during an initial period of no more than 10 years and then, following such initial period, fully amortizes during the remaining term.

      "Interest-Only Sub-Limit" shall mean an amount not to exceed $37,500,000; provide Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Interest-Only Sub-Limit to an amount not less than 15% of the then aggregate outstanding Purchase Price of the Transactions.

      "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury securities, or futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to Buyer.

      "Interim Funder" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

      "Investor" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

      "Jumbo Mortgage Loan" shall mean an Eligible Asset that would be a Conforming Mortgage Loan except that such Mortgage Loan has a principal balance as of origination of more than $333,700.

      "Late Payment Fee" has the meaning specified in Section 5(b).

      "Leasehold Mortgage Loan" shall mean an Eligible Asset secured by a first lien on a dwelling situated on a leasehold estate (with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice).

      "Leasehold Mortgage Loan Sub-Limit" shall mean, as of any date, an amount equal $5,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Leasehold Mortgage Loan Sub-Limit 2% of the then outstanding Purchase Price of the Transactions.

      "Letter Agreement" shall mean that certain letter agreement, dated as of the date hereof, between Seller and Buyer, as may be amended from time to time.

      "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

      "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Mortgage Loan and
      (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

      "Margin Base" shall mean the aggregate Asset Value of all Purchased Assets which are Eligible Assets.

      "Margin Deficit" has the meaning specified in Section 4.

      "Market Value" shall mean, as of any date in respect of any Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined in Buyer's sole discretion exercised in good faith, which price may be determined to be zero. Buyer's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of Buyer.

      "Material Adverse Effect" shall mean with respect to any Person, a material adverse effect on (a) the Property, business, operations or financial condition of such Person, (b) the ability of such Person to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the

      Repurchase Documents, (d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under any of the Repurchase Documents to which it is a party, or (f) the Asset Value of the Purchased Assets.

      "Maximum Amount" shall mean $250,000,000.

      "MERS" shall mean Mortgage Electronic Registration Systems, Inc., and its successors in interest.

      "MERS Designated Mortgage Loan" shall mean a Mortgage Loan for which the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedure Manual.

      "MERS Procedure Manual" shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

      "MERS Report" shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

      "MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

      "MLPA" shall mean the Mortgage Loans Purchase Agreement, dated as of the date hereof, between FBR and Buyer, as may be amended from time to time.

      "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on a fee simple Residential Dwelling securing the Mortgage Note or a leasehold estate with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice.

      "Mortgage File" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Mortgage Loan" shall mean a mortgage loan originated in accordance with the Underwriting Guidelines which Custodian has been instructed to hold for Buyer pursuant to the Custodial and Disbursement Agreement including any Wet-Ink Mortgage Loan listed on a Transaction Request, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

      "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

      "Mortgaged Property" shall mean a fee simple interest in or a leasehold estate with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

      "Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

      "Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

      "Multiemployer Plan" shall mean a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "Net Income" shall mean, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries for such period as determined in accordance with GAAP.

      "Non-Use Fee" shall mean the fee payable to the Buyer pursuant to Section 3(n) in an amount on such date of determination equal to the Required Amount on such date.

      "Payment Calculation Date" shall mean the tenth (10th) day of each month.

      "Payment Date" shall mean two (2) Business Days after the Payment Calculation Date.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Periodic Advance Repurchase Payment" has the meaning specified in Section 5(b).

      "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Post-Default Rate" shall mean, in respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document that is not paid when due to Buyer at the stated Repurchase Date or otherwise when due (a "Post-Default Day"), a rate per annum on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% per annum plus the Prime Rate on such Post-Default Day.

      "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

      "Pricing Rate" shall mean with respect to any Class of Mortgage Loans and any date of determination a rate per annum equal to the sum of (a) the Eurodollar Rate applicable on such date plus (b) the Pricing Spread for such Class applicable on such date.

      "Pricing Spread" shall have the meaning given thereto in the Letter Agreement.

      "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Purchase Agreement" shall mean any purchase agreement by and between Seller and any third party, including without limitation, any Affiliate of Seller, pursuant to which Seller has purchased assets subsequently sold to Buyer hereunder.

      "Purchase Date" shall mean the date on which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian).

      "Purchase Percentage" shall have the meaning given thereto in the Letter Agreement.

      "Purchase Price" shall mean on each Purchase Date, the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian) which shall equal the Asset Value for such Purchased Assets on the Purchase Date.

      "Purchased Assets" shall mean the Mortgage Loans sold by Seller to Buyer in a Transaction.

      "Purchased Items" has the meaning specified in Section 7.

      "Qualified Originator" means an originator of Mortgage Loans acceptable to Buyer in its sole discretion.

      "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REO Property" shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or a successor provision thereof, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615 or one or more successor provision thereof.

      "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer as specified in the related Confirmation including any date determined by application of the provisions of Sections 3 or 13 which date shall be specified as "open" unless otherwise requested by Seller and agreed by Buyer; provided that in no event shall the Repurchase Date be in excess of 364 days after the Purchase Date. If the Transaction is "open", the Repurchase Date shall be one (1) Business Day after the date upon which either Buyer (in its sole discretion) or the Seller (in its sole discretion) provides to the other written notice of its intention to sell or repurchase, as applicable, the applicable Mortgage Loans; provided that the Repurchase Date shall not, in any event, exceed 364 days from the date hereof.

      "Repurchase Documents" shall mean this Agreement, the Custodial and Disbursement Agreement, the Account Agreement, the Letter Agreement and the MLPA, and all other documents or agreements executed in connection therewith.

      "Repurchase Obligations" shall have the meaning specified in Section 7(b).

      "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer or its designee (including Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, including any amounts paid pursuant to Requests for Additional Transactions for Excess Margin under Section 3(o), decreased by all cash, Income and Periodic Advance Repurchase Payments (including Late Payment Fees, if any) actually received by Buyer pursuant to Sections 5(a), 5(b) or 11(r), respectively.

      "Request for Additional Transactions for Excess Margin" shall have the meaning specified in Section 3(o)(1).

      "Required Amount" shall mean the difference, as of the date specified, between (a) all amounts actually paid to Buyer hereunder in respect of the Commitment Fee and/or the Non-Use Fee and all amounts in respect of the Pricing Spread and (b)(1) as of November 25, 2004, $700,000, (2) as of February 25, 2005, $1,000,000, (3) as of May 25, 2005, $1,400,000 and (4)
      as of August 24, 2005, $1,800,000.

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Residential Dwelling" shall mean any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a detached single family dwelling in a planned unit development, (iv) a unit in a condominium project or (v) a dwelling situated on a leasehold estate (with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice). Mortgaged Properties that consist of the following property types are not Residential Dwellings: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes or manufactured housing units or (f) any dwelling situated on more than ten acres of property.

      "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

      "RFC Facility" shall mean that First Amended and Restated Warehousing Credit and Security Agreement, dated as of August 31, 2002, between Residential Funding Corporation and Seller, Oak Street Mortgage, Inc., Oak Street Mortgage of Tennessee LLC, as amended to the date hereof and as the same may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Second Lien Mortgage Loan" shall mean an Eligible Asset secured by a lien on the Mortgaged Property, which is subject to one prior lien on such Mortgaged Property.

      "Second Lien Sub-Limit" shall mean, as of any date, an amount equal to $25,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Second Lien Sub-Limit to 10% of the then outstanding Purchase Price of the Transactions.

      "Security Agreement" shall mean with respect to any Mortgage Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

      "Seller" shall mean Oak Street Mortgage LLC a Delaware limited liability company, and its successors in interest.

      "Seller Asset Schedule" shall have the meaning assigned thereto in the Custodial and Disbursement Agreement.

      "Seller-Related Obligations" shall mean any obligations, representations, warranties and covenants of Seller hereunder and under any other arrangement between Seller or an Affiliate of Seller on the one hand and Buyer or an Affiliate of Buyer on the other hand.

      "Servicer" shall have the meaning specified in Section 24.

      "Servicer Account" shall mean any account established by Servicer in connection with the servicing of the Mortgage Loans.

      "Servicer Notice" shall mean the notice from Seller to Servicer, substantially in the form of Exhibit VII attached hereto.

      "Servicing Agreement" has the meaning specified in Section 24.

      "Servicing File" means with respect to each Mortgage Loan, the file retained by Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of all documents in the Mortgage File set forth in Section 2 of the Custodial and Disbursement Agreement.

      "Servicing Records" has the meaning specified in Section 24.

      "Settlement Agent" shall mean, with respect to any Transaction, the entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, to which the proceeds of such Transaction are to be wired pursuant to Section 3.

      "Star Financial Facility" shall mean that Credit Agreement, dated as of November 27, 2001, between Cresleigh Financial Services, LLC, Cresleigh Bancorp and Star Financial Bank, as amended and as the same may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Sub-Limit" shall mean each of the 180-day Mortgage Loan Sub-Limit, Alt-A/Sub-Prime Second Lien Sub-Limit, the Condominium Mortgage Loan Sub-Limit, the FICO Score Sub-Limit, the Leasehold Mortgage Loan Sub-Limit, the Sub-Prime Second Lien Sub-Limit and the Wet-Ink Sub-Limit:

      "Sub-Prime First Mortgage Loan" shall mean an Eligible Asset which is a Sub-Prime Mortgage Loan and a First Lien Mortgage Loan.

      "Sub-Prime Mortgage Loan" shall mean an Eligible Asset which is a Mortgage Loan made to a Mortgagor of less than "A-" credit quality but greater than "C+" credit quality secured by a lien on a single-family Residential Dwelling.

      "Sub-Prime Second Lien Sub-Limit" shall mean, as of any date, an amount equal to $10,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Sub-Prime Second Lien Sub-Limit to 5% of the then outstanding Purchase Price of the Transactions.

      "Sub-Prime Second Mortgage Loan" shall mean an Eligible Asset which is a Sub-Prime Mortgage Loan and a Second Lien Mortgage Loan.

      "Subordinated Loan Agreement" shall mean that NASD Revolving Subordinated Loan Agreement, between Friedman Billings Ramsey Group, Inc. and FBR, as the same may be amended from time to time, and all other documents or agreements executed in connection therewith.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Tangible Net Worth" shall mean, with respect to any Person, as of a particular date,

            (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined on a consolidated basis in accordance with GAAP, less

            (b) (i) without duplication of amounts eliminated in consolidation, amounts owing to such Person from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or their respective Affiliates, (ii) intangible assets (such as capitalized servicing rights, goodwill and trademarks), and (iii) the value of REO Property and Foreclosed Loans.

      "Termination Date" shall mean the earliest of (a) the date which is 364 days from the date hereof which shall be August 24, 2005 or (b) the date that is 45 days prior to the termination of the Subordinated Loan Agreement or (c) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(m).

      "Termination Fee" shall mean a fee payable by Seller to Buyer in accordance with Section 20 hereof equal to the Required Amount as of such date.

      "Test Period" shall have the meaning specified in Section 11(m).

      "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate consolidated Indebtedness of such Person during such period maintained in accordance with GAAP.

      "Transaction" has the meaning specified in Section 1.

      "Transaction Request" means a request from Seller to Buyer, in the form attached as Exhibit I hereto, to enter into a Transaction, which may be delivered via Electronic

      Transmission, which identifies the third party purchaser whose underwriting guidelines are applicable to each Mortgage Loan Seller is requesting Buyer purchase.

      "True Sale Certification" shall mean a true sale certification in the form of Exhibit VI attached hereto.

      "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of Buyer or the registered holder of such trust receipt.

      "Underwriting Guidelines" shall mean the underwriting guidelines delivered by Seller to Buyer on or prior to the Effective Date and as may be modified or supplemented from time to time thereafter as approved by Buyer in its sole discretion attached hereto as Exhibit II; provided that with respect to the underwriting guidelines that consist of separate guidelines developed by third party purchasers from Seller of mortgage loans similar to the Mortgage Loans, the applicable underwriting guidelines shall clearly identify who the applicable third party purchaser is and, each Transaction Request shall indicate on the attached schedule which third party underwriting guidelines are applicable to each Mortgage Loan Seller is requesting Buyer purchase.

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection and the priority of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection and the priority.

      "Wet-Ink Mortgage Loan" shall mean an Eligible Asset which is sold to Buyer simultaneously with the origination thereof by Seller, which origination is in accordance with the Underwriting Guidelines and is funded in part or in whole with proceeds of the sale of the Eligible Asset to Buyer advanced directly to a Settlement Agent.

      "Wet-Ink Sub-Limit" shall mean, as of any date, an amount equal to $60,000,000, provided Buyer shall have the right, upon written notice to Seller, from time to time, to reduce the Wet-Ink Sub-Limit to 25% of the then outstanding Purchase Price of the Transactions.

3.    INITIATION; TERMINATION

(a) Conditions Precedent to Initial Transaction. Buyer's obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, including without limitation, the Commitment Fee, and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel in their sole discretion exercised in good faith:

      (1) Master Repurchase Agreement. This Master Repurchase Agreement duly completed and executed by the parties thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in order to perfect the security interests created pursuant to this Agreement, including filing of UCC financing statements in form and substance satisfactory to Buyer;

      (2) Custodial and Disbursement Agreement. The Custodial and Disbursement Agreement, duly executed and delivered by each party thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in order to transfer the Purchased Assets pursuant to this Agreement;

      (3) Account Agreement. An Account Agreement, duly executed and delivered by the parties thereto;

      (4) Opinions of Counsel. An opinion or opinions of outside counsel to each of Seller and FBR, substantially in the form of Exhibit IIIA or IIIB, as applicable;

      (5) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each of Seller and FBR, and of all corporate or other authority for each of Seller and FBR, with respect to the execution, delivery and performance of the Repurchase Documents to which it is a party and each other document to be delivered by Seller from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary);

      (6) Consents and Waivers. Any and all consents and waivers required under the Existing Financing Facilities;

      (7) UCC Financing Statements. UCC Financing Statements in form and substance satisfactory to Buyer naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items;

      (8) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

      (9) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with a letter attached thereto acknowledged by the applicable Servicer directing Servicer to remit all payments on account of the Mortgage Loans directly to Buyer upon receipt of notice from Buyer of the occurrence of an Event of Default; and

      (10) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such

      Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

      (1) Seller shall have delivered a Transaction Request via Electronic Transmission in accordance with the procedures set forth in Section 3(c).

      (2) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

      (3) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount;

      (4) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

      (5) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions;

      (6) subject to Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 26, Buyer shall have completed its due diligence review of the Mortgage File for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion exercised in good faith deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion exercised in good faith, provided the Buyer hereby acknowledges that Seller is under no obligation to deliver the Mortgage Loan Documents to Buyer or its Custodian with respect to a Wet-Ink Loan until the eighth (8th) Business Day after the related Purchase Date;

      (7) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date which is not serviced by the Seller, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the Servicer;

      (8) Buyer shall have received (i) all fees and expenses of counsel to Buyer as contemplated by Section 14(b), (ii) to the extent Seller is required hereunder to reimburse Buyer for such amounts, all reasonable costs and expenses incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with appraisal review and due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, and (iii) any Non-Use Fee contemplated by Section 3(n), which amounts, at Buyer's option, may be withheld from the sale proceeds of any Transaction hereunder;

      (9) Buyer shall have approved, in its sole discretion, all exceptions to the Underwriting Guidelines;

      (10) to the extent there are any MERS Designated Mortgage Loans, Buyer shall have received from Seller a copy of a fully executed Electronic Tracking Agreement;

      (11) Buyer shall have received from Seller, with respect to MERS Designated Mortgage Loans, a MERS Report reflecting Seller as Investor and no Person named in the Interim Funder field for each such MERS Designated Mortgage Loan;

      (12)  none of the following shall have occurred and/or be continuing:

                        (A) an event or events shall have occurred in the good
                  faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                        (B) an event or events shall have occurred resulting in
                  the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                        (C) there shall have occurred a material adverse change
                  in the financial condition of Buyer which materially and adversely affects the ability of Buyer to fund its obligations under this Agreement;

      (13) with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, Buyer shall have received from Custodian on each Purchase Date an Asset Schedule and Exception Report, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

      (14) Buyer shall have received from Seller a Warehouse Lender's Release Letter substantially in the form attached to the Custodial and Disbursement Agreement (or such other form acceptable to Buyer) or a Seller's Release Letter substantially in the form attached to the Custodial and Disbursement Agreement (or such other form acceptable to Buyer) covering each Eligible Asset to be sold to Buyer;

      (15) prior to the purchase of any Mortgage Loan acquired (by purchase or otherwise) by Seller from any third party, including without limitation, any Affiliate of Seller, Buyer shall have received a True Sale Certification;

      (16) with respect to each Eligible Asset that is a Wet-Ink Mortgage Loan, Buyer shall have received an insured closing letter from each Settlement Agent that is not a title insurance company

      (17) Buyer shall not have determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

      (18) each Transaction Request will have an aggregate Purchase Price at least equal to $500,000; and

      (19) the Repurchase Date for such Transaction is not later than the Termination Date.

      Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

(c) Seller shall request a Transaction by delivering to Custodian, Disbursement Agent and Buyer via Electronic Transmission a request in the form of Exhibit I attached hereto (a "Transaction Request") in accordance with the timeframe set forth in Section 3(a) of the Custodial and Disbursement Agreement. Such Transaction Request shall describe the Purchased Assets in a Seller Asset Schedule and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase Percentages, (vi) the applicable Class or Classes for each Mortgage Loan for which Seller is requesting the Transaction and (vii) additional terms or conditions not inconsistent with this Agreement.

      On each Purchase Date, Buyer shall forward to Seller a confirmation (a "Confirmation") by Electronic Transmission setting forth with respect to each Transaction funded on such date, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans as of the date of such Confirmation, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets. Buyer shall forward to Seller a revised Confirmation by Electronic Transmission notifying Seller as to any changes made by Buyer in the Pricing Spread or Purchase Percentage pursuant to the terms hereof.

      On each date that all the documents set forth in Section 2(a)(i) of the Custodial and Disbursement Agreement are received by the Custodian with respect to any Wet-Ink Mortgage Loan, and Custodian delivers to Buyer a Trust Receipt attaching an Asset Schedule and Exception Report with respect to such Eligible Assets, Buyer shall forward to Seller a new Confirmation by Electronic Transmission setting forth the following information, updated to reflect the revised Pricing Rate, and, if applicable, Market Value as a result of the conversion of such Mortgage Loan, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets.

      In the event Seller disagrees with any terms of the Confirmation, Seller shall notify Buyer in writing of such disagreement within one (1) Business Day after receipt of such Confirmation unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

(d) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

(e) Except as set forth in Section 3(c), each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement.

(f) On the Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to
      Section 5) which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer. To the extent a net amount is owed to one party, the other party shall pay such amount to such party. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including Custodian) at Seller's expense on the Repurchase Date.

(g) Subject to the terms and conditions of this Agreement, during the term of this Agreement Seller may sell to Buyer, repurchase from Buyer and resell to Buyer Eligible Assets hereunder.

(h) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Termination Date.

(i) With respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, Seller shall deliver to Custodian the Mortgage File pertaining to each Eligible Asset to be purchased by Buyer no later than the time set forth in the Custodial and Disbursement Agreement.

(j) With respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, pursuant to the Custodial and Disbursement Agreement, Custodian shall deliver to Buyer and Seller an Asset Schedule and Exception Report with respect to the Eligible Assets which Seller has requested Buyer purchase on such Purchase Date, and no later than 5 p.m., New York City time, on each Purchase Date, Custodian shall deliver to Buyer a Trust Receipt in respect of all such Eligible Assets purchased by Buyer on such Purchase Date. Subject to the provisions of this Section 3 and Section 11 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset that is not a Wet-Ink Mortgage Loan will be made available to Seller by Disbursement Agent transferring, the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement.

(k) With respect to each Eligible Asset that is a Wet-Ink Mortgage Loan, at the request of Buyer, Seller shall cause the Settlement Agent to send the Custodian a facsimile of the associated Escrow Instruction Letter on each Purchase Date. Subject to the provisions of this Section 3 and Section 8 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset which is a Wet-Ink Mortgage Loan will then be made available to Seller by Disbursement Agent transferring the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement. Seller shall deliver the Mortgage File related thereto and, to the extent requested by Buyer, the original Escrow Instruction Letter to Custodian, for receipt by Custodian no later than eight (8) Business Days following the Purchase Date.

(l) Seller may repurchase Purchased Assets without penalty or premium, but subject to the last sentence of this Section 3(l), on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(d). If Seller intends to make such a repurchase, Seller shall give one (1) Business Day's prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement. If any Purchased Asset is repurchased on any date other than the Repurchase Date for such Transaction, Seller shall pay to Buyer any amount determined by Buyer, in its sole discretion, as necessary to compensate Buyer for any additional losses, costs or expenses which it may reasonably incur as a result of such repurchase, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Buyer to fund or maintain such Transaction.

(m) At the request of Seller made at least 90 days, but in no event earlier than 120 days, prior to the then current Termination Date, Buyer may in its sole discretion extend the Termination Date for a period of 364 additional days or such other period to be determined by Buyer in its sole discretion by giving written notice of such extension to Seller no later than sixty (60) days after Buyer's receipt of Seller's request. Any failure by Buyer to deliver such notice of extension shall be deemed to be Buyer's determination not to extend the then current Termination Date.

(n) Seller agrees to pay to Buyer the Non-Use Fee, in each case payable quarterly in arrears on the first Business Day following each quarterly anniversary of the Effective Date and on the Termination Date, commencing on October 29, 2004, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account set forth in Section 8(a) hereof.

(o) On any day on which the Margin Base exceeds the aggregate outstanding Purchase Price of all Transactions, so long as no Default or Event of Default has occurred and is continuing:

      (1) Seller may prepare a Request for Additional Transactions for Excess Margin in the form of Exhibit VIII attached hereto ("Request for Additional Transactions for Excess Margin"), (A) specifying (i) the increase in Purchase Price for all outstanding Transactions and the requested Purchase Date, (ii) the Excess Margin with respect to all outstanding Transactions before giving effect to the requested Transaction, (iii) the remaining Excess Margin after giving effect to the requested Transaction, and (iv) the aggregate outstanding Purchase Price of the Transactions after giving effect to the requested Transaction, and (B) including a certification that, upon the consummation of the additional Transactions, the Margin Base will be equal to or greater than the aggregate outstanding Purchase Price of all Transactions, and the excess of the Margin Base over the aggregate outstanding Purchase Price, after giving effect to the Transaction, shall be the "Excess Margin".

      (2) Seller shall transmit via Electronic Transmission the Request for Additional Transactions for Excess Margin to Disbursement Agent and Buyer prior to 12:00 noon, New York City time, on the requested Purchase Date. Upon confirming that the Request for Additional Transactions for Excess Margin correctly reflects the information set forth in Section 3(o)(1) and that, after giving effect to the requested Transaction, the amount of the Margin Base would be equal to or greater than the aggregate outstanding Purchase Prices of all Transactions, Buyer shall remit or cause Disbursement Agent to remit the additional Purchase Price in the amount set forth in such Request for Additional Transactions for Excess Margin and send a revised Confirmation with respect to such Purchased Assets. In the event that Buyer's assessment of the Margin Base would alter the information set forth in any Request for Additional Transactions for Excess Margin, Buyer shall promptly notify Seller in writing of such assessment.

      (3) Buyer shall not be obligated to remit or cause Disbursement Agent to remit the additional Purchase Price requested pursuant to a Request for Additional Transactions for Excess Margin which (i) Buyer reasonably determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Agreement, or (ii) does not reflect Buyer's current determination of Market Value as provided in the definition thereof.

4.    MARGIN AMOUNT MAINTENANCE

(a) If at any time the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (a "Margin Deficit"), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a "Margin Deficit Notice") require Seller to transfer to Buyer or its designee (including Custodian) cash to be applied to reduce the Purchase Price with respect to all outstanding Transactions such that the aggregate Asset Value of the Purchased Assets will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions. If Buyer delivers a Margin Deficit Notice to Seller on or prior to 10 a.m., New York City time, on any Business Day, then Seller shall transfer such cash to Buyer no later than 4 p.m. New York City time, on such Business Day. In the event Buyer delivers a Margin Deficit Notice to Seller after 10 a.m., New York City time, on any Business Day, Seller shall be required to transfer such cash no later than 4 p.m., New York City time, on the subsequent Business Day. All cash transferred to Buyer pursuant to this
      Section 4(a) shall be deposited in the account set forth in Section 8(a) hereof.

(b) Buyer's election, in its sole discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.

5.    INCOME PAYMENTS

(a) Where a particular Transaction's term extends over an Income payment date on the Purchased Assets subject to that Transaction such Income shall be the property of Buyer. Buyer agrees that until a Default or an Event of Default has occurred and Buyer otherwise directs as contemplated in each Servicer Notice, each Servicer that is not Seller shall be permitted to continue to remit Income in accordance with the respective Servicing Agreement. In the event that Seller is the Servicer of any Mortgage Loans, Buyer agrees that until a Default or an Event of Default has occurred, Seller shall be permitted to continue to remit or retain Income with respect to such Mortgage Loans in accordance with its current existing business practice. Upon notice of a Default or an Event of Default to Seller hereunder or to Servicer pursuant to a Servicer Notice, Seller shall, and pursuant to the Servicer Notice, Servicer shall be required to, deposit promptly all Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection Account") with the Bank and which is subject to the Account Agreement. All funds in the Collection Account may be withdrawn by Buyer and applied as determined by Buyer. Seller may not give any instruction with respect to the Collection Account after a Default or an Event of Default.

(b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) of each Transaction through but not including the Payment Calculation Date (each such payment, a "Periodic Advance Repurchase Payment") on each Payment Date. Buyer shall deliver to Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the second Business Day preceding each

      Payment Date. If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m., New York City time, on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the "Late Payment Fee") until the overdue Periodic Advance Repurchase Payment is received in full by Buyer.

(c) Seller shall hold or cause to be held for the benefit of, and in trust for, Buyer all Income received by or on behalf of Seller with respect to such Purchased Assets. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer except as expressly permitted above in this Section 5. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer.

(d) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer for such Transaction pursuant to Sections 5(a), 5(b) or 11(r) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to Section 5(b); it being understood that the Late Payment Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

6.    REQUIREMENTS OF LAW

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (1) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

            (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

            (3)   shall impose on Buyer any other condition;

         and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have been received had such tax not been imposed.

(d) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6(d) submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

7.    SECURITY INTEREST

(a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Purchased Items": all Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all Interest Rate Protection Agreements, all Mortgage Files, including without limitation all promissory notes, all Servicing Records relating to the Mortgage Loans, all Servicing Agreements relating to the Mortgage Loans and any other collateral pledged hereunder or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and servicing and other rights relating to the Mortgage Loans, all Servicer Accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing, in each case, only to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account, all "general intangibles", "accounts", "chattel paper", "deposit accounts" and "investment property" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer hereunder and the Transactions entered into hereunder ("Repurchase Obligations") and the Seller-Related Obligations, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and the Purchased Assets to Buyer to secure the Repurchase Obligations and the Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of Seller now or hereafter existing under this Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

(c) Pursuant to the Custodial and Disbursement Agreement, Custodian shall hold the Mortgage Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial and Disbursement Agreement and shall deliver to Buyer Trust Receipts each to the effect that Custodian has reviewed such Mortgage Files in the manner and to the extent required by the Custodial and Disbursement Agreement and identifying any deficiencies in such Mortgage Files as so reviewed.

8.    PAYMENT, TRANSFER AND CUSTODY

(a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer; Account No. GLA 111569, account name SER, Bank of New York, ABA No. 021000018, Attn: Eric Seyffer, not later than 3 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price as set forth in
      Section 11 of the Custodial and Disbursement Agreement not later than 6 p.m., New York City time, simultaneously with the delivery to Custodian of the Purchased Assets relating to each Transaction. Seller hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items.

(c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian) (i) the Custodial Identification Certificate and (ii) the documents identified in the Custodial and Disbursement Agreement.

(d) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including Custodian). The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by Seller or its designee shall be segregated on Seller's books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

9.    HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, that Buyer shall remain obligated to resell the Purchased Assets to Seller as provided herein. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Purchased Items delivered to Buyer by Seller.

10.   SELLER REPRESENTATIONS

Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(b) Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller's creditors. The transfer of the Mortgage Loans subject hereto and the obligation to repurchase such Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans pursuant hereto and the obligation to repurchase such Mortgage Loan (i) will not cause Seller to become insolvent, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller's ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto;

(c) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement;

(d) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that either it or FBR cannot perform each and every covenant contained in the Repurchase Documents applicable to such Person;

(e) No Defaults. No Default or Event of Default has occurred and is continuing hereunder;

(f) Legal Name; Existence; Organizational Identification Number. Seller's exact legal name is, and for the immediately preceding four months has been, Oak Street Mortgage LLC. Seller (a) is, and for the immediately preceding twelve months has been, a limited liability company duly and exclusively organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Seller's organizational identification number assigned by the state of Delaware is 3104536.

(g)   Financial Condition. Seller has heretofore furnished to Buyer a copy of
      (a) its consolidated balance sheet and the consolidating balance sheets of its consolidated

      Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, each audited by and with the unqualified opinion thereon of Deloitte & Touche LLP and (b) its consolidated balance sheet and the consolidating balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of Seller ended March 31, 2004 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial position of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since March 31, 2004, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

(h) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) other than with respect FBR, makes a claim or claims in an aggregate amount greater than $1,000,000, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

(i) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Seller or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(j) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents to which it is a party, as applicable; the execution, delivery and performance by Seller of each of the Repurchase Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(k) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

(l) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X. In addition, Seller agrees that it will not use any proceeds obtained from or through Transactions for the purpose of buying, carrying or trading in securities or buying or carrying any part of an investment contract security within the meaning of Section 220.2 of Regulation T promulgated by the Board of Governors of the Federal Reserve System pursuant to Section 7 of the Securities Exchange Act of 1934.

(m) Taxes. Seller and its respective Subsidiaries have filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

(n) Investment Company Act. Neither Seller nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(o)   Purchased Assets.

      (1) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to Buyer, Seller was the sole legal and beneficial owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. No Mortgage Loan sold to Buyer hereunder was acquired (by purchase or otherwise) by Seller from an Affiliate of Seller unless a True Sale Certification has been delivered to Buyer and unless such transaction (1) is not otherwise expressly prohibited under this Agreement, (2) was upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate and (3) was a sale that would not be recharacterized as a financing in the event of a bankruptcy, insolvency or other similar proceeding.

      (2) The provisions of this Agreement are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a valid and fully perfected first priority security interest in all right, title and interest of Seller in, to and under the Purchased Items.

      (3) Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of each Mortgage Note or Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note and in such Seller's interest in the related Mortgaged Property.

      (4) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", Seller as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute valid and fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

      (5) Upon execution and delivery of the Account Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the investment property and all deposit accounts comprising Purchased Items.

      (6) With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct.

(p) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

(q) Hedging Policies. (1) Seller shall hedge all Purchased Assets in accordance with the Hedging Policies. Seller shall not make any material change to its Hedging Policies without the prior written consent of Buyer, which shall be deemed given if written notice to the contrary, including the reason(s) therefor, is not received by Seller within five (5) Business Days following Seller's written notice to Buyer, confirmed via telephone, of any such change, and Seller shall review the Hedging Policies periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. (2) In the event Seller makes any amendment or modification to the Hedging Policies, Seller shall within 30 days of such amendment or modification deliver to Buyer a complete copy of the amended or modified Hedging Policies. Additionally, Buyer may in its reasonable discretion request a current copy of its Hedging Policies at any time.

(r) Servicing Agreements. Seller has delivered to Buyer all Servicing Agreements with respect to the Purchased Assets and no default or event of default exists thereunder.

(s) Existing Financing Facilities. All credit facilities, repurchase facilities or substantially similar facilities of Seller which are presently in effect are listed under the definition of "Existing Financing Facilities" and no defaults or events of default exist thereunder. The financial covenants hereunder are at least equal to those Seller makes under each of the Existing Financing Facilities. Seller shall give Buyer 10 Business Days prior notification of any amendment to any financial covenant in any Existing Financing Facility that increases the obligations or requirements of Seller thereunder, and Buyer shall have the option, at Buyer's sole discretion, to amend this Agreement to incorporate a substantially similar financial covenant.

(t) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(u) ERISA. Each Plan to which Seller or any of its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under
      Section 11(a)(4).

(v) No Reliance. Seller has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(w) Compliance with Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Seller has established an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(x) Other Security Agreements. Seller has not become bound under Section 9-203(d) of the UCC by a Security Agreement previously entered into by another Person.

11.   COVENANTS OF SELLER

      On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:

(a)   Financial Statements. Seller shall deliver to Buyer:

      (1) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

      (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

      (3) from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request; and

      (4) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which Seller or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA

            Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):

                        (A) any reportable event, as defined in Section 4043(c)
                  of ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
                  Section 4043(a) of ERISA that it be notified within thirty
                  (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

                        (B) the distribution under Section 4041(c) of ERISA or
                  any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

                        (C) the institution by PBGC of proceedings under Section
                  4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        (D) the complete or partial withdrawal from a
                  Multiemployer Plan by Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;

                        (E) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against Seller or any ERISA Affiliate to enforce Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and

                        (F) the adoption of an amendment to any Plan that would
                  result in the loss of tax-exempt status of the trust of which such Plan is a part if

                  Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA or any successor provision thereof.

      Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a)(1) and (a)(2) above, a certificate of a Responsible Officer of Seller to the effect that, to the best of such Responsible Officer's knowledge, Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

(b) Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting FBR, Seller or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) other than with respect to FBR, makes a claim or claims in an aggregate amount greater than $1,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(c)   Existence, etc. Seller shall:

      (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(c)(1) shall prohibit any transaction expressly permitted under
            Section 11(d));

      (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

      (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

      (4) not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(f) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days' prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

      (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

      (6) permit representatives of Buyer, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(d) Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (i) any wholly owned subsidiary of Seller, or (ii) any other Person if Seller is the surviving entity; and provided, further, that if after giving effect thereto, no Default would exist hereunder.

(e) Margin Deficit. If at any time there exists a Margin Deficit, Seller shall cure same in accordance with Section 4.

(f)   Notices. Seller shall give notice to Buyer:

      (1) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

      (2) with respect to any Purchased Asset, promptly upon receipt of any principal prepayment (in full) of such Purchased Asset;

      (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

      (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item (other than the Lien created hereby) or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

      (5) promptly upon any material change in the market value of any or all of Seller's assets which could reasonably be expected to have a Material Adverse Effect;

      (6) upon any material amendment to the Existing Financing Facilities, any decrease in the gross amount available to be borrowed thereunder, or any change in custodian or custodial arrangements relating thereto; and

      (7) promptly upon the occurrence of any default or event of default under the Existing Financing Facilities.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(g) Reports. Within forty-five calendar days of the end of each calendar quarter, Seller shall provide Buyer with a quarterly report, which report shall include, among other items, (i) a summary of such Seller's delinquency and loss experience with respect to Mortgage Loans serviced by Seller, any Servicer or any designee of either, operating statements and the occupancy status of such Mortgaged Property and other property level information, including internal quality control reports, (ii) with respect to any MERS Designated Mortgage Loan, MERS Reports, plus (iii) any such additional reports as Buyer may reasonably request with respect to Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

(h) Underwriting Guidelines. All Eligible Assets will conform with the Underwriting Guidelines. Seller shall not make any material change in the Underwriting Guidelines without the prior written consent of Buyer and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. In the event Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

(i) Transactions with Affiliates. Seller shall not enter into any transaction with or make any payment to an Affiliate, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction or payment is not otherwise expressly prohibited under this Agreement, and any such transaction is effected upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that the foregoing shall not limit Seller and Affiliates from engaging in (i) the acquisition of equity or stock or warrants of an Affiliate and (ii) the payment of dividends (subject to the express limitations of this Agreement) and (iii) the purchase or sale of loans in the ordinary course of business which is a true sale and does not constitute a fraudulent conveyance. In no event shall Seller transfer to Buyer hereunder any Mortgage Loan acquired by Seller from an Affiliate of Seller unless a True Sale Certification has been delivered to Buyer prior to such sale.

(j) Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Agreement), and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

(k) Limitations on Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, other than the Limited Continuing Guaranty in favor of Bank One, N.A. dated August 27, 2003, in respect of obligations of Oak Street Funding, LLC.

(l) Limitation on Distributions. After the occurrence and during the continuation of any Default, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

(m) Maintenance of Profitability. Seller shall not permit, for any period of three (3) consecutive calendar months (each such period, a "Test Period"), Net Income of Seller for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(n) Maintenance of Tangible Net Worth. Seller shall not permit Tangible Net Worth of Seller as determined as of the last calendar day of each month to be less than (i) through September 30, 2004, $13,000,000 and (iii) on and after October 1, 2004, $15,000,000. Seller shall maintain at all times at least $5,000,000 of Cash and available borrowing capacity, with such capacity under warehouse facilities determined as the value of collateral pledged at any such time over the outstanding borrowed amount advanced at such time against such collateral under each Existing Financing Facility (taking into account any required overcollateralization) (including, for this purpose, any renewal, extension, substitution or replacement thereof).

(o) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Seller shall not permit the ratio of Total Indebtedness to Tangible Net Worth of Seller at any time to be greater than 20:1.

(p) Servicer; Servicing Tape. Seller shall provide to Buyer and to Disbursement Agent via Electronic Transmission, a remittance report on a monthly basis by no later than the 12th day of each month (the "Reporting Date") containing servicing information, including without limitation those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced hereunder by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date (such remittance report, an "Asset Tape"). Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

(q) Required Filings. Seller shall promptly provide Buyer with copies of all documents which Seller or any Subsidiary of Seller is required to file with any regulatory body in accordance with its regulations other than (i) routine filings in the ordinary course of business with regulatory bodies (other than the Securities and Exchange Commission) which related to obtaining or maintaining licenses to do business or corporate qualifications and (ii) periodic filings, if any, that are made with the Securities and Exchange Commission, that are publicly available when filed; provided that Seller provides to Buyer notice of such filing and the location (the "url" of the internet page on which such filing can be found) of such filing.

(r) Remittance of Prepayments. Seller shall remit or cause to be remitted to Buyer, with sufficient detail via Electronic Transmission to enable Buyer to appropriately identify the Mortgage Loan to which any amount remitted applies, all full principal prepayments on any Purchased Asset that Seller or Servicer has received no later than one (1) Business Day following the date such prepayment was received.

(s) Custodial and Disbursement Agreement and Account Agreement. Seller shall each of the Custodial and Disbursement Agreement and Account Agreement in full force and effect and shall not amend or modify the Custodial and Disbursement Agreement or the Account Agreement or waive compliance with any provisions thereunder without the prior written consent of Buyer.

(t) UCC-1. Seller shall use best efforts to amend the UCC financing statement related to the RFC Facility within 30 days following the Effective Date.

(u)   Compliance Report. Seller shall provide Buyer no later than the thirtieth
      (30th) calendar day of each month a compliance report, in the form of
      Exhibit IX attached hereto, demonstrating therein the calculations Seller utilized to determine its compliance with the financial covenants set forth in clauses (m), (n) and (o) of this Section 11 as of the end of the immediately preceding month. Such compliance report shall be delivered by seller to Buyer in accordance with Section 17 and shall also be delivered by Seller to Buyer at 9 West 57th Street, New York, NY 10019, Attn:
      Michael Friedman, Telecopier No.: (212) 891-6143, Telephone No.: (212) 891-6261.

(v) Sub-Limits. Seller shall not sell to Buyer any Eligible Assets if, after giving effect to such Transaction, the aggregate principal balance of all Purchased Assets are in excess of any Sub-Limit as set forth in the definition of "Asset Value".

(w) Inconsistent Agreements. Seller will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by Seller of its obligations under any Repurchase Document.

(x) Escrow Imbalance. Seller will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

(y) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

12.   EVENTS OF DEFAULT

      If any of the following events (each, an "Event of Default") occur, Seller and Buyer shall have the rights set forth in Section 13, as applicable:

(a) Seller shall default in the payment of any Repurchase Price due or any amount under Section 5 when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(b) Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such default shall have continued unremedied for one (1) Business Day; or

(c) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Seller shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets, unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(d) any representation, warranty or certification made or deemed made in the MLPA by FBR or any certificate furnished to Buyer pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(e)   Seller shall fail to comply with the requirements of Section 11(c) through
      Section 11(e), or Sections 11(f) through 11(s); or except as otherwise set forth in Sections 12(a), 12(b), 12(c), or 12(d), Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of ten (10) Business Days; or

(f) FBR shall fail to comply with any of the requirements of Section 6 (other than Section 6(a)(C), 6(d), 6(k), 6(m) or 6(n)) of the MLPA and such failure to observe or perform shall continue unremedied for a period of 1 Business Day; or FBR shall fail to observe or perform any other covenant or agreement contained in the MLPA and such failure to observe or perform shall continue unremedied for a period of 10 Business Days; or

(g) a final judgment or judgments for the payment of money in excess of $1,000,000 (or, with respect to FBR, that would have a Material Adverse Effect) in the aggregate shall be rendered against FBR, Seller or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

(h) an Act of Insolvency shall have occurred with respect to FBR, Seller or any of their respective Affiliates; or

(i) the Custodial and Disbursement Agreement, the MLPA, the Account Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller or FBR; or

(j) Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or the Purchased Items shall not have been sold to Buyer free and clear of any Liens in favor of any Person other than Buyer, or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

(k) Seller or any of their respective Affiliates shall be in default under (i) any Indebtedness in excess of $300,000 of such Person which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which such Person is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or
      (iii) any Seller-Related Obligation; or

(l) any material adverse change in the Property, business or financial condition of either FBR or Seller or any of its respective Affiliates shall occur, in each case as determined by Buyer in its sole discretion, or any other condition shall exist which, in Buyer's sole discretion, constitutes a material impairment of FBR's or Seller's, as applicable, ability to perform its obligations under this Agreement or any other Repurchase Document to which it is a party; or

(m) with respect to either of Seller or FBR, (i) such Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of such Person or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) such Person or any Commonly Controlled Entity shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or

      (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(n)   upon any event of default under the Existing Financing Facilities; or

(o) if the Buyer has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and the Buyer (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; or

(p) upon any material adverse change in the terms of, or any material reduction in amounts available to Seller or its Affiliates, under any of the Existing Financing Facilities; provided that no Event of Default shall be deemed to have occurred under this subsection in respect of a reduction of availability that results from (i) utilization of such facility as currently in effect; or (ii) a planned, voluntary reduction that takes effect only after Seller has provided 10 calendar days advance written notice to Buyer of such reduction and Buyer has not notified Seller, within such 10 calendar day period, in writing of its objection to such reduction of availability; or

(q)   any of the events specified in Section 3(b)(12) have occurred; or

(r) upon (i) an acceleration, a default or an event of default occurs under the Subordinate Loan Agreement, (ii) the termination of the Subordinate Loan Agreement prior to the Termination Date hereof or (iii) upon the prepayment of the amounts outstanding under the Subordinate Loan Agreement prior to the maturity thereof.

13.   REMEDIES

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

      (1) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

      (2) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(1) of this Section 13,

                        (A) (i) Seller's obligations in such Transactions to
                  repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase

                  Date, and to pay all other amounts owed by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller's possession or control;

                        (B) to the extent permitted by applicable law, the
                  Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360-day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13, and
                  (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13); and

                        (C) all Income actually received by Buyer pursuant to
                  Section 5 (excluding any Late Payment Fees paid pursuant to
                  Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

      (3) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial and Disbursement Agreement) and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request and Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

      (4) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(1) of this
            Section 13), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates. In connection with any sale pursuant to clause (A) of this subsection (a)(4), Buyer may
            (i) sell any such Purchased Assets without giving any warranties and
            (ii) specifically disclaim or modify any warranties of title or the like, and this procedure shall not be considered to adversely effect the commercial reasonableness of any such sale of Purchased Assets.

      (5) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

      (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual out-of-pocket expenses, including legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all costs incurred in connection with hedging or covering transactions.

      (7) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(1) and (4) of this Section 13, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

(d) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are
      (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

14.   INDEMNIFICATION AND EXPENSES

(a) Seller agrees to hold Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (including counsel's fees and disbursements) (collectively, "Costs"), relating to or arising out of this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees and any costs associated with any upfront due diligence costs, including appraisals) incurred by Buyer in connection with the development, preparation and execution of, this Agreement, any other Repurchase Document or any other documents prepared in connection herewith (the "Initial Costs"). Seller agrees to pay as and when billed by Buyer, as part of the Initial Costs, all of the out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement or any other Repurchase Document or any other document prepared in connection therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder; provided that the Initial Costs shall not exceed $65,000 without the prior written consent of Seller, which such consent shall not be unreasonably withheld. Subject to the limitations set forth in Section 26, Seller agrees to pay Buyer all the out-of-pocket due diligence, inspection, appraisals, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 24 and 26.

15.   RECORDING OF COMMUNICATIONS

      Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16.   SINGLE AGREEMENT

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

17.   NOTICES AND OTHER COMMUNICATIONS

      Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial and Disbursement Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under
      Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

18.   ENTIRE AGREEMENT; SEVERABILITY; MODIFICATIONS

      This Agreement together with the other Repurchase Documents and the Account Agreement constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, modification or release from any provision of this Agreement shall be effective unless in writing and executed by or on behalf of the party or parties to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

19.   NON-ASSIGNABILITY

      The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer, and any attempted assignment without such consent shall be null and void. It is understood and agreed the Buyer at any time may assign this Agreement and each other Repurchase Document to FBR in its sole discretion. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

20.   TERMINABILITY

      Except as set forth below, this Agreement may not be terminated. This Agreement may be terminated by Seller upon 30 days' written notice to Buyer; provided Seller shall pay to Buyer the Termination Fee, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 shall survive the termination of this Agreement.

21.   GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

22.   SUBMISSION TO JURISDICTION; WAIVERS

      EACH OF BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

      (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

      (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

      (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.   NO WAIVERS, ETC.

      No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

24.   SERVICING

(a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing Seller provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or (iii) the transfer of servicing approved by Buyer.

(b) If the Mortgage Loans are serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Mortgage Loans (the "Servicing Records"). Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer's request.

(c) If the Mortgage Loans are serviced by a person other than Seller (such third party the "Servicer"), Seller (i) shall, in accordance with Section
      (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance acceptable to Buyer (the "Servicing Agreement"), and shall provide a Servicer Notice to Buyer substantially in the form of
      Exhibit VII hereto, fully executed by Seller and the Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Seller agrees that no Person shall assume the servicing obligations with respect to the Mortgage Loans as successor to the Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

(d) If the servicer of the Mortgage Loans is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate the Seller as servicer of the Mortgage Loans and transfer servicing to Buyer's designated Servicer, at no cost or expense to Buyer, at any time thereafter. If the Servicer of the Mortgage Loans is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to Buyer's designated Servicer, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to Buyer's designated Servicer, as well as any servicing fees and expenses payable to such Servicer.

(e) After the Purchase Date, until the repurchase of any Mortgage Loan, Seller will have no right to modify or alter the terms of such Mortgage Loan and Seller will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, in each case except as provided in the Custodial and Disbursement Agreement.

(f) In the event Seller or its Affiliate is servicing the Mortgage Loans, Seller shall permit Buyer to inspect Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

25.   INTENT

(a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in
      Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(b) It is understood that either party's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

26.   PERIODIC DUE DILIGENCE REVIEW

      Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than five (5) Business Days') prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to

      Buyer in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Buyer shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26 ("Due Diligence Costs"); provided that, (i) in the event that a Default or an Event of Default shall have occurred or (ii) in the event that Buyer shall determine the need to confirm compliance with local, state or federal laws concerning the regulation of predatory lending practices, Seller shall reimburse Buyer for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26.

27.   BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT

(a) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

      (1) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Purchased Items whenever payable;

      (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

      (3) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items;
            (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Seller's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

      (4) to direct the actions of Custodian with respect to the Purchased Items under the Custodial and Disbursement Agreement; and

      (5) to execute, from time to time, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

      Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Purchased Items and Purchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

28.   MISCELLANEOUS

(a) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial and Disbursement Agreement, this Agreement shall prevail.

(b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(c) The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(d)   Seller hereby acknowledges that:

      (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

      (2)   Buyer has no fiduciary relationship to Seller; and

      (3)   no joint venture exists between Buyer and Seller.

29.   CONFIDENTIALITY

      Seller hereby acknowledges and agrees that all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of a Default or an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer's rights hereunder or (iv) Buyer determines it necessary to disclose such information to its counterparties or agents in connection with Buyer's rights under Section 9. The provisions set forth in this
      Section 29 shall survive the termination of this Agreement for a period of one year following such termination. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Repurchase Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of the Buyer. Notwithstanding the foregoing, Seller or its Affiliates may disclose the terms hereof in any filing with the Securities and Exchange Commission to the extent, based on advice of counsel, Seller determines such filing or disclosure is required by applicable law or regulation.

30.   CONFLICTS

      In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.

31.   SET-OFF

      In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                                BUYER:

                                                CDC MORTGAGE CAPITAL INC.

                                                By: /s/ Anthony Malanga
                                                    ----------------------------
                                                    Name: Anthony Malanga
                                                    Title: Managing Director

                                                By: /s/ Kathy Lynch
                                                    ----------------------------
                                                    Name: Kathy Lynch
                                                    Title: Director

Address for Notices:                     with a copy to:
9 West 57th Street                       9 West 57th Street
New York, NY 10019                       New York, NY 10019
Attn: Ray Sullivan                       Attn:  Al Zakes, Esq., General Counsel
Telecopier No.: (212) 891-3347           Telecopier No.: (212) 891-1922
Telephone No.: (212) 891-5815            Telephone No.: (212) 891-6137
Email: r.sullivan@cdcixis-cmna.com       Email: albert.zakes@cdcixis-cmna.com

                                         and with a copy to:
                                         9 West 57th Street
                                         New York, NY 10019
                                         Attn:  Michael Friedman
                                         Telecopier No.: (212) 891-6143
                                         Telephone No.: (212) 891-6261
                                         Email:  m.friedman@cdcixis-cmna.com

                                            SELLER:

                                            OAK STREET MORTGAGE, LLC

                                            By: /s/ Craig Royal
                                                ----------------------------
                                                Name: Craig Royal
                                                Title:Chief Financial Officer

                                            Address for Notices:

                                            Oak Street Mortgage LLC
                                            11595 N. Meridian Street
                                            Suite 400
                                            Carmel, IN 46032
                                            Attn: Craig L. Royal,
                                            Chief Financial Officer
                                            Telecopier No: (317) 805-3151
                                            Telephone No: (317) 805-3114
                                            Email: croyal@oakstreetmortgage.com

STATE OF Indiana)
             )    ss.:
COUNTY OF Marion)

      On this 25th day of August, 2004, before me, the undersigned, a Notary Public in and for the State of Indiana, duly commissioned and sworn, personally appeared Craig Royal, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is Chief Financial Officer of Oak Street Mortgage LLC, a Delaware limited liability company, the limited liability company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of managers of said company and on behalf of such company.

      WITNESS my hand and seal hereto affixed the day and year first above written.

                                                  /s/  Gretchen L. Snyder
                                           -------------------------------------
                                                Notary Public in and for the
                                                      State of Indiana

                  [SEAL]

My Commission expires:

    October 5, 2006
----------------------------

                                                                      SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

                       PART I: RESIDENTIAL MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that the following representations are true as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect that the following representations are true. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.

      (1) Mortgage Loans as Described. The information set forth in the Seller Asset Schedule is complete, true and correct;

      (2) Payments Current. All payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for 30 days or more. The first and second Monthly Payments shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

      (3) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

      (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Custodian and the terms of which are reflected in the Seller Asset Schedule. The substance of any such waiver, alteration or

                                    Sch. 1-1
            modification has been approved by the title insurer, to the extent required by the policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Seller Asset Schedule;

      (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

      (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greater of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Mortgage Loan, but in any event at least equal to the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with that required by Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development.

                                    Sch. 1-2

            The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

      (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment fees, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements;

      (8) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;

      (9) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Seller Asset Schedule except with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgaged property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, an individual unit in a planned unit development, a unit in a condominium project or a dwelling situated on a leasehold estate (with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice) and no residence or dwelling thereon is (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes or manufactured housing units or
            (f) any dwelling situated on more than ten acres of property provided, however, that any planned unit development shall not fall within any of the "Ineligible Projects" of part XII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property is used for commercial purposes;

                                    Sch. 1-3

      (10) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected first or second lien and first or second priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                        (A) the lien of current real property taxes and
                  assessments not yet due and payable;

                        (B) covenants, conditions and restrictions, rights of
                  way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

                        (C) other matters to which like properties are commonly
                  subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                        (D) with respect to each Second Lien Mortgage Loan a
                  prior mortgage lien on the Mortgaged Property.

            Any Security Agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority perfected security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority perfected security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

      (11) Validity of Mortgage Loan Documents. The Mortgage Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment fees). All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related

                                    Sch. 1-4
            agreement, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan. Seller or its agent has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (13) Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

      (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

      (15) LTV; FICO. The Mortgage Loan does not have an LTV greater than 100%. At origination of the Mortgage Loan, the Mortgagor did not have a FICO score of less than 500.

      (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance

                                    Sch. 1-5
            acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (A), (B), and (C), and with respect to each Second Lien Mortgage Loan clause (D) of Paragraph (10) of this
            Schedule I. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller its successors and assigns is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller;

      (17) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

      (18) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged

                                    Sch. 1-6

            Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation;

      (20) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan other than with respect to Interest-Only Loans. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the applicable index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Maximum Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal (other than with respect to Interest-Only Loans) and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date (other than with respect to Interest-Only Loans), over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

      (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

                                    Sch. 1-7

      (22) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as
            Exhibit II hereto. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

      (23) Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is lawfully occupied under applicable law by the Mortgagor as its primary residence. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate;

      (24) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable Security Agreement or chattel mortgage referred to in Paragraph (10) above;

      (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (26) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan. No Mortgaged Property is located in a state, city, county or other local jurisdiction which the Buyer has determined in its sole good faith discretion (and so certified by notice to Seller prior to the applicable Purchase Date) would cause the related Mortgage Loan to be ineligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry (including, without limitation, the practice of the rating agencies) with respect to substantially similar mortgage loans;

                                    Sch. 1-8

      (27) Delivery of Mortgage Loan Documents. Other than with respect to Wet-Ink Mortgage Loans, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Seller under this Agreement have been delivered to Buyer or its Custodian. Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2 of the Custodial and Disbursement Agreement, except for such documents the originals of which have been delivered to Buyer or its Custodian;

      (28) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

      (29) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

      (30) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (31) Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (32) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

      (33) Collection Practices; Escrow Deposits; Adjustable Rate Mortgage Loan Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect

                                    Sch. 1-9
            to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a life of loan tax service contract. All Escrow Payments have been collected in full compliance with state and federal laws. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local laws has been properly paid and credited;

      (34) Appraisal. The Servicing File includes an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by an appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the Servicing File a recertification of the appraisal.

      (35) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended or any similar state statute;

      (36) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

      (37)  No Construction Loans No Mortgage Loan was made in connection with
            (a) facilitating the trade-in or exchange of a Mortgaged Property or
            (b) the construction or rehabilitation of a Mortgaged Property, unless the Mortgage Loan

                                   Sch. 1-10
            is a construction-to-permanent mortgage loan listed on the Seller Asset Schedule which has been fully disbursed, all construction work is complete and a completion certificate has been issued;

      (38) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, primary mortgage insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      (39) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

      (40) Mortgagor Acknowledgment. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. Seller shall maintain such documents in the Mortgage File;

      (41) Predatory Lending Regulations; High Cost Loans. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to Buyer or as to which Buyer has notified Seller prior to the Purchase Date that Buyer has determined in its reasonable discretion that it may result in the imposition of additional assignee liability to Buyer;

      (42) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) or any successor provision thereof of the Internal Revenue Code of 1986, as amended;

      (43) Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer;

      (44) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

                                   Sch. 1-11

      (45) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by Seller for the benefit of Buyer, and each prepayment fee is permitted pursuant to federal, state and local law and is only payable (i) with respect to a Mortgage Loan originated prior to October 1, 2002, during the first 5 years of the term of the Mortgage Loan, and (ii) with respect to a Mortgage Loan originated on or after October 1, 2002, during the first 3 years of the term of the Mortgage Loan. Each such prepayment fee is in an amount equal to the maximum amount permitted under applicable law;

      (46) Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Buyer;

      (47)  CLTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%; and

      (48) Consent. In the case of any Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

      (49) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage File as agent and bailee for Buyer or Buyer's agent and to promptly forward such Mortgage File in accordance with the provisions of the Custodial and Disbursement Agreement and the Escrow Instruction Letter.

      (50) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

      (51) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent thereof unless such debt was originated more than 12 months prior to the origination of such Mortgage Loan;

      (52) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to Seller or its designee pursuant to a Request for Release as permitted under Section 5 of the Custodial and Disbursement Agreement, then the Mortgage Note relating to the Mortgage Loan was returned to Custodian within twelve (12) calendar days;

      (53) Origination Date. The Origination Date is no earlier than 60 days prior to the date the Mortgage Loan is initially purchased by Buyer;

                                   Sch. 1-12

      (54) No Exception. Custodian has not noted any material exceptions on a Seller Asset Schedule and Exception Report (as defined in the Custodial and Disbursement Agreement) with respect to the Mortgage Loan which would materially and adversely affect the Mortgage Loan or Buyer's ownership of the Mortgage Loan, unless consented to by Buyer;

      (55) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

      (56) Endorsements. Each Mortgage Note has been endorsed by Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

      (57) Fair Credit Reporting Act. The Seller has (or has caused the Servicer to), in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

      (58) Accuracy of Information. All information provided to Buyer by Seller with respect to the Mortgage Loans is accurate in all material respects;

      (59) Single Premium Credit Insurance. No Mortgagor was offered or required to purchase single premium credit insurance in connection with the origination of the related Mortgage Loan; and

      (60)  Ground Leases.

            (i) The Ground Lease or a memorandum thereof has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage File;

            (ii) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest; and

            (iii) The Ground Lease either (i) has a term which extends not less than five years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds five years beyond the maturity date of the related Mortgage Loan; and

                                   Sch. 1-13

      (61) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                                   Sch. 1-14

                             Part II: Defined Terms

            In addition to terms defined elsewhere in the Repurchase Agreement, the following terms shall have the following meanings when used in this Schedule 1:

            "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

            "Adjustable Rate Mortgage Loan" shall mean an Adjustable Rate Mortgage Loan purchased pursuant to this Agreement.

            "Covered Loan" shall mean a Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary."

            "Due Date" shall mean the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            "Escrow Payments" shall mean with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note, Mortgage or any other document.

            "First Lien Mortgage Loan" shall mean a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            "Fixed Rate Mortgage Loan" shall mean a fixed rate Mortgage Loan purchased pursuant to this Repurchase Agreement.

            "Gross Margin" shall mean, with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            "Ground Lease" shall mean the original executed instrument evidencing a leasehold estate with respect to a Mortgaged Property.

            "High Cost Loan" A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of

                                   Sch. 1-15

Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation."

            "Home Loan" shall mean a Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary."

            "Interest Rate Adjustment Date" shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

            "Maximum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Seller Asset Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Interest Rate Adjustment Date.

            "Minimum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Seller Asset Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Interest Rate Adjustment Date.

            "Monthly Payment" shall mean with respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

            "Mortgage Interest Rate" shall mean with respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

            "Origination Date" shall mean with respect to each Mortgage Loan, the date on which the applicable lien was placed on the related Mortgaged Property.

            "Standard & Poor's Glossary" shall mean the Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

                                   Sch. 1-16

                                                                       EXHIBIT I

                           FORM OF TRANSACTION REQUEST

                                     [Date]

CDC Mortgage Capital Inc.
9 West 57th Street
New York, New York  10019
Attention:

      Confirmation No.:_____________________

Ladies/Gentlemen:

            This letter is a request for you to purchase from us the Mortgage Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Mortgage Loans between us, dated as of August 25, 2004 (the "Agreement"), as follows:

            Requested Purchase Date:

            Eligible Assets requested to be Purchased: See Appendix I hereto. [Appendix I to Transaction Request Letter will list Mortgage Loans]

            Aggregate Principal Amount of Eligible Assets requested to be purchased:

            Purchase Price:

            Pricing Rate:

            Repurchase Date(1):

            Repurchase Price:

            Purchase Percentage:

---------------------

(1) If marked as "open", the Repurchase Date shall be one (1) Business Day after the date upon which either Buyer (in its sole discretion) or the Seller (in its sole discretion) provides to the other written notice of its intention to sell or repurchase, as applicable, the Mortgage Loans on Appendix I hereto; provided that the Repurchase Date shall not, in any event, exceed 364 days from the date hereof.

                                    Exh. I-1

            Names and addresses for communications:

            Buyer:

                   CDC Mortgage Capital Inc.
                   9 West 57th Street
                   New York, NY 10019
                   Attention: Ray Sullivan
                   Email: r.sullivan@cdcixis-cmna.com

            with copies to:
                   John Racy
                   Email: jracy@cdcixis-cmna.com

            Seller:

                   Oak Street Mortgage LLC
                   11595 N. Meridian Street
                   Suite 400
                   Carmel, IN 46032
                   Attention: Craig L. Royal
                   Email: croyal@oakstreetmortgage.com

This Transaction Request constitutes certification by Seller that:

      1. No Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction.

      2. Each of the conditions precedent set forth in Section 3 with respect to the Transaction has been satisfied.

      3. Each of the representations and warranties made by Seller in or pursuant to the Agreement is true and correct in all material respects on and as of such date and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                    Exh. I-2

      4. Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

      All capitalized terms used herein shall have the meaning assigned thereto in the Agreement.

OAK STREET MORTGAGE, LLC

By:_________________________
   Name:
   Title:

                                    Exh. I-3

                                                                      EXHIBIT II

                             UNDERWRITING GUIDELINES

                           [TO BE PROVIDED BY SELLER]

                                   Exh. II-1

                                                                    EXHIBIT IIIA

                                FORM OF OPINIONS

CDC Mortgage Capital Inc.
9 West 57th Street
New York, NY 10019

Dear Sirs and Mesdames:

You have requested our opinion as counsel to [ ], a [ ] organized and existing under the laws of [________________] (the "Seller"), with respect to certain matters in connection with that certain Master Repurchase Agreement governing purchases and sales of certain Mortgage Loans, dated as of August 25, 2004 (the "Repurchase Agreement"), by and between Seller and CDC Mortgage Capital Inc. (the "Buyer"), the Custodial and Disbursement Agreement, dated as of August 25, 2004 (the "Custodial and Disbursement Agreement"), among Seller, Buyer and [___________]as custodian and disbursement agent Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement.

            1.    the Repurchase Agreement;

            2.    the Custodial and Disbursement Agreement;

            4. Letter Agreement, dated as of August 25, 2004 between Seller and Buyer (the "Letter Agreement");

            3.    the Account Agreement;

            4. unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items (as defined in the Master Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 attached hereto (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

            5. the reports listed on Schedule 2 attached hereto as to UCC financing statements (collectively, the "UCC Search Report"); and

            6. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            The Repurchase Agreement, the Account Agreement, the Letter Agreement and the Custodial and Disbursement Agreement are hereinafter collectively referred to as the "Governing Agreements." To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of Seller contained in the Repurchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                                   Exh. III-1

            Based upon the foregoing, it is [our] [my] opinion that:

            1. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the [State of_____________] and is qualified to transact business in, and is in good standing under, the laws of the [State of ______________].

            2. The execution, delivery and performance by Seller of the Governing Agreements to which it is a party, and the sales by Seller and the pledge of the Purchased Items under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of Seller. Seller has all necessary corporate or other power, authority and legal right to enter into, execute, deliver and perform its obligations under each of the Governing Agreements. Each of the Governing Agreements have been duly executed and delivered by Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer's purchase of the Purchased Assets and/or security interest in the Purchased Assets.

            3. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of Seller for the execution, delivery or performance by Seller of the Governing Agreements to which it is a party or for the sales by Seller under the Repurchase Agreement or the sale of the Purchased Items to Buyer and/or granting of a security interest to Buyer in the Purchased Items, pursuant to the Repurchase Agreement.

            4. The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of Seller's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to Seller or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which Seller is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of Seller pursuant to the terms of any such agreement or instrument.

            5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, could be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or in any material liability on the part of Seller or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which could be reasonably likely to impair materially the ability of Seller to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

                                   Exh. III-2

            6. The Repurchase Agreement is effective to create, in favor of Buyer, either a valid sale of the Purchased Items to Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of Seller in, to and under the Purchased Items as collateral security for the payment of Seller's obligations under the Repurchase Agreement, except that (a) such security interests will continue in Purchased Items after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interests in Purchased Items in which Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of Seller may be limited by Section 552 of the Bankruptcy Code.

            7. When the Mortgage Notes are delivered to Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section 6 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of Seller therein.

            8. Assuming the Bank has (i) opened the Collection Account for the benefit of Buyer and (ii) agreed to collect items therefor, Buyer, as the customer with respect to the related Collection Account, will have a perfected security interest therein under the Uniform Commercial Code.

            9. (a) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party" and Seller as "Debtor", and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code, or, will demonstrate a completion of the sale of the Mortgage Loans to Buyer.

            (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Purchased Items as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Purchased Items prior to the effective dates of the UCC Search Report.

            10. Seller is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                          Very truly yours,

                                   Exh. III-3

                                                                    EXHIBIT IIIB

                                FORM OF OPINIONS

CDC Mortgage Capital Inc.
9 West 57th Street
New York, NY 10019

Dear Sirs and Mesdames:

You have requested our opinion as counsel to [______], a [_______] organized and existing under the laws of [________________] (the "FBR"), with respect to certain matters in connection with that certain Mortgage Loans Purchase Agreement, dated August 25, 2004 (the "MLPA"), between FBR and CDC Mortgage Capital Inc. (the "Buyer") Capitalized terms not otherwise defined herein have the meanings set forth in the MLPA.

            1.    the MLPA;

            2. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of FBR contained in the MLPA. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

            1. FBR is a corporation duly organized, validly existing and in good standing under the laws of the [State of ____________] and is qualified to transact business in, and is in good standing under, the laws of the [State of ____________].

            2. The execution, delivery and performance by FBR of the MLPA has been duly authorized by all necessary corporate action on the part of FBR. FBR has all necessary corporate or other power, authority and legal right to enter into, execute, deliver and perform its obligations under the MLPA. The MLPA has been duly executed and delivered by FBR and is a legal, valid and binding agreement enforceable in accordance with its terms against FBR, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

            3. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of FBR for the execution, delivery or performance by FBR of the MLPA.

                                   Exh. III-1

            4. The execution, delivery and performance by FBR of, and the consummation of the transactions contemplated by the MLPA do not and will not
(a) violate any provision of FBR's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to FBR or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which FBR is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any Lien upon any Property of FBR pursuant to the terms of any such agreement or instrument.

            5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against FBR which, in [our] [my] judgment, either in any one instance or in the aggregate, could be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of FBR or in any material impairment of the right or ability of FBR to carry on its business substantially as now conducted or in any material liability on the part of FBR or which would draw into question the validity of the MLPA or of any action taken or to be taken in connection with the transactions contemplated thereby, or which could be reasonably likely to impair materially the ability of FBR to perform under the terms of the MLPA.

            6. FBR is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                           Very truly yours,

                                   Exh. III-2

                                                                      EXHIBIT IV

                            UCC FILING JURISDICTIONS

                         Secretary of State of Delaware

                                   Exh. IV-1

                                                                       EXHIBIT V

                           [FORM OF ACCOUNT AGREEMENT]

                                                                [_______ ], 200_

[SELLER], as Seller
[ADDRESS]
Attn:

[BANK], as Bank
[ADDRESS]
Attn:

      Re: Collection Account established by Oak Street Mortgage LLC (the "Seller") at Deutsche Bank National Trust Company, a national banking association (the "Bank") pursuant to that certain Master Repurchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), dated as of August 25, 2004, between CDC Mortgage Capital Inc. (the "Buyer") and Seller.

Ladies and Gentlemen:

            Seller has entered into a Repurchase Agreement pursuant to which Buyer may from time to time purchase mortgage loans (the "Purchased Assets") secured by, among other things, the payments made by mortgagors on account of Purchased Assets sold to Buyer under the Repurchase Agreement. As a requirement of such transactions, upon a default or an event of default under the Repurchase Agreement, all such payments are required to be forwarded daily to Buyer at the Collection Account identified below within one (1) Business Day of receipt.

            Seller has established a collection account, Account No. [___], for the account of Buyer, with the Bank, ABA# [_______________] (the "Collection Account") which the Bank maintains in the name of, and in trust for, Buyer as the Bank's customer. Seller has granted to Buyer a security interest in all payments deposited in the Collection Account with respect to the Purchased Assets sold to Buyer under the Repurchase Agreement.

            In the event the Bank receives notice from Buyer that a default or an event of default has occurred and is continuing under the Repurchase Agreement (a "Notice of Event of Default") from Buyer, the Bank shall in no event (a) transfer funds from the Collection Account to Seller or any other person other than pursuant to Buyer's direction, (b) act on the instruction of Seller or any person other than Buyer or (c) cause or permit withdrawals from the Collection Account in any manner not approved by Buyer in writing. Until receipt of a Notice of an Event of Default, Seller shall be permitted to withdraw funds or cause funds to be transferred from the Collection Account without Buyer's approval.

                                    Exh. V-1

            The Bank hereby waives any right that the Bank may now or hereafter have to security interest, bank's or other possessory liens, rights to offset or other claims against the funds in the Collection Account.

            In addition, the Bank acknowledges that (a) Seller has granted to Buyer a security interest in all of Seller's right, title and interest in and to any funds from time to time on deposit in the Collection Account with respect to the Purchased Assets sold to Buyer under the Repurchase Agreement, (b) that such funds are received by the Bank in trust for the benefit of Buyer and, except as provided herein, are for application against Seller's obligations to Buyer, and
(c) that the Bank shall comply with Buyer's instructions regarding the disposition of funds in the Collection Account without the consent of Seller until the Bank receives notice from Buyer that it has released its lien on the Collection Account and all funds deposited therein. The Bank shall be afforded the same rights, protections, immunities and indemnities as the Custodian set forth in [Section 13(a) and Section 14] of the Custodial and Disbursement Agreement, dated as of August 25, 2004, among Seller, Buyer, Deutsche Bank National Trust Company as custodian, and Deutsche Bank National Trust Company as disbursement agent, as if specifically set forth herein.

            All bank statements in respect to the Collection Account shall be sent to Buyer at:

                   CDC Mortgage Capital Inc.
                   9 West 57th Street
                   New York, NY 10019
                   Attention: Ray Sullivan
                   Email: r.sullivan@cdcixis-cmna.com

            with copies to Seller at:

                   Oak Street Mortgage LLC
                   11595 N. Meridian Street
                   Suite 400
                   Carmel, IN 46032
                   Attention:  Craig L. Royal
                   Email: croyal@oakstreetmortgage.com

            THIS ACCOUNT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                    Exh. V-2

            Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.

                                               Very truly yours,

                                               CDC MORTGAGE CAPITAL INC.

                                               By:______________________________
                                                  Name:
                                                  Title:

                                               By:______________________________
                                                  Name:
                                                  Title:

Agreed and acknowledged:

OAK STREET MORTGAGE, LLC, as Seller

By:______________________________
Name:
Title:

Agreed and acknowledged:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Bank

By:______________________________
Name:
Title:

                                    Exh. V-3

                                                                      EXHIBIT VI

                         FORM OF TRUE SALE CERTIFICATION

                           CERTIFICATE OF [PURCHASER]

            In connection with the transaction pursuant to the Master Repurchase Agreement, dated as of August 25, 2004 between CDC Mortgage Capital Inc. and [______] (the "Purchaser"), the undersigned certifies, on behalf of Purchaser that:

            1. I personally participated as the __________ of the Purchaser in the transaction (the "Transaction"), pursuant to which [NAME OF SELLING ENTITY] (the "Seller") sold [DESCRIBE ASSETS] (the "Assets") to the Purchaser. In such capacity, I reviewed the purchase and sale agreement relating to the Transaction dated as of __________ __, 200_ (the "Purchase and Sale Agreement").

            2. Due to my close involvement in the Transaction, I can accurately and diligently certify the facts listed herein on behalf of the Purchaser.

            3. Seller has shifted all of the risks and burdens which are associated with the ownership of the Assets to the Purchaser.

            4. Seller has shifted all of the benefits and rewards which are associated with the Assets to the Purchaser. Subsequent to the consummation of the Transaction, Seller had no control rights with respect to the Assets, and all legal rights and title with respect to the Assets vested in the Purchaser.

            5. There has been no recourse to Seller with respect to the performance of the Assets.

            6. As of the date of the consummation of the Transaction, Seller received from the Purchaser reasonably equivalent value for the transferred Assets, in the form of [DESCRIBE CONSIDERATION].

            7. The Purchase and Sale Agreement represented the intention of Seller and the Purchaser to accomplish a complete and irrevocable sale of the Assets.

            8. Seller neither was obligated to repurchase, nor had any "call" rights with respect to, the Assets.

            9. The Purchaser neither was obligated to sell the Assets back to Seller, nor had any "put" rights with respect to the Assets.

            10. The Purchaser's books and records reflect that the Transaction was a sale of the Assets, rather than a secured financing or a loan.

                                    Exh. VI-1

            11. The Purchaser treated the Transaction as a sale for accounting and tax purposes.

            12. The Transaction was duly authorized by the Purchaser's officers and directors, as required by the Purchaser's organizational documents and applicable law.

            I have been duly authorized to execute this certificate on behalf of Purchaser.

                                               [PURCHASER]

                                               By:______________________________
                                                  Name:
                                                  Title:

                                   Exh. VI-2

                     CERTIFICATE OF [NAME OF SELLING ENTITY]

            In connection with the transaction pursuant to the Master Repurchase Agreement, dated as of August 25, 2004 between CDC Mortgage Capital Inc. and Oak Street Mortgage LLC (the "Purchaser"), the undersigned certifies, on behalf of [NAME OF SELLING ENTITY] (the "Seller") that:

            1. I personally participated as the __________ of Seller in the transaction (the "Transaction") pursuant to which Seller sold [DESCRIBE ASSETS] (the "Assets") to the Purchaser. In such capacity, I reviewed the purchase and sale agreement relating to the Transaction dated as of __________ __, 200_ (the "Purchase and Sale Agreement").

            2. Due to my close involvement in the Transaction, I can accurately and diligently certify the facts listed herein on behalf of Seller.

            3. Seller has shifted all of the risks and burdens which are associated with the ownership of the Assets to the Purchaser.

            4. Seller has shifted all of the benefits and rewards which are associated with the Assets to the Purchaser. Subsequent to the consummation of the Transaction, Seller had no control rights with respect to the Assets, and all legal rights and title with respect to the Assets vested in the Purchaser.

            5. There has been no recourse to Seller with respect to the performance of the Assets.

            As of the date of the consummation of the Transaction, Seller received from the Purchaser reasonably equivalent value for the transferred Assets, in the form of [DESCRIBE CONSIDERATION].

            6. The Purchase and Sale Agreement represented the intention of Seller and the Purchaser to accomplish a complete and irrevocable sale of the Assets.

            7. Seller neither was obligated to repurchase, nor had any "call" rights with respect to, the Assets.

            8. The Purchaser neither was obligated to sell the Assets back to Seller, nor had any "put" rights with respect to the Assets.

            9. Seller's books and records reflect that the Transaction was a sale of the Assets, rather than a secured financing or a loan.

            10. Seller treated the Transaction as a sale for accounting and tax purposes.

            11. The Transaction was duly authorized by Seller's officers and directors, as required by Seller's organizational documents and applicable law.

                                   Exh. VI-3

            I have been duly authorized to execute this certificate on behalf of [NAME OF SELLER].

                                               [SELLING ENTITY]

                                               By:______________________________
                                                  Name:
                                                  Title:

                                   Exh. VI-4

                                                                     EXHIBIT VII

                            [FORM OF SERVICER NOTICE]

                              ____________ __, 200_

[SERVICER], as Servicer
[ADDRESS]
Attention:

      Re: Master Repurchase Agreement, dated as of August 25, 2004 (the "Agreement"), by and between Oak Street Mortgage LLC (the "Seller") and CDC Mortgage Capital Inc. (the "Buyer").

Ladies and Gentlemen:

[SERVICER] (the "Servicer") is servicing certain mortgage loans for Seller pursuant to certain [name servicing agreements] (the "Servicing Agreement") between the Servicer and Seller. Pursuant to the Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has sold to Buyer certain mortgage loans which are serviced by Servicer.

Upon receipt of a notice (a "Default Notice") from Buyer in which Buyer shall
(a) represent that a default or an event of default has occurred with respect to Seller's obligations to Buyer and (b) identify the mortgage loans which are then owned by Buyer under the Agreement (the "Mortgage Loans"), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer's written instructions. Following receipt of such Default Notice, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.

Upon a receipt of a Default Notice, Buyer shall have the right to terminate the Servicing Agreement and transfer servicing to its designee, at no cost or expense to Buyer, and Seller shall pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Default Notice delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Default Notice.

                                   Exh. VII-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: 9 West 57th Street, New York, New York 10019, Attention: Ray Sullivan.

                                               Very truly yours,

                                               [SELLER]

                                               By:______________________________
                                                  Name:
                                                  Title:

ACKNOWLEDGED AND AGREED:

______________________________________
as Servicer

By: __________________________________
    Title:
    Telephone:
    Facsimile:

                                   Exh. VII-2

                                                                    EXHIBIT VIII

         [FORM OF REQUEST FOR ADDITIONAL TRANSACTIONS FOR EXCESS MARGIN]

            Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Repurchase Agreement, dated as of August 25, 2004 between Oak Street Mortgage LLC (the "Seller") and CDC Mortgage Capital Inc. ("Buyer").

            Pursuant to Section 3(o) of the Repurchase Agreement, Seller hereby requests the advance of additional Transactions, and in connection with such request provides the following information:

            Requested Increase in
            Purchase Price                     $____________________

            Requested Purchase Date            _____________________

            Excess Margin prior to
            giving effect to
            Requested Transaction              $____________________

            Remaining Excess Margin
            After Giving Effect to
            such Transaction                   $____________________

            Aggregate Outstanding
            Purchase Price of the
            Transactions as of Date
            Hereof after giving
            effect to the Requested
            Transaction                        $____________________



            Seller hereby certifies that, after giving effect to the Transaction requested pursuant hereto, the Margin Base will be equal to or greater than the aggregate Purchase Price of the Transactions.

            This Request For Additional Transactions For Excess Margin is dated
__________.

                                               OAK STREET MORTGAGE LLC

                                               By:______________________________
                                                  Name:
                                                  Title:

                                   Exh. VIII-1

                                                                      EXHIBIT IX

                         FORM OF COMPLIANCE CERTIFICATE
                              OFFICER'S CERTIFICATE

            I, ____________, the duly appointed, qualified and acting ____________ of Oak Street Mortgage LLC, a Delaware limited liability company (the "Company"), hereby certify to CDC Mortgage Capital Inc. ("CDC") as follows:

            1.    This certificate is being furnished to Buyer pursuant to
                  Section 11(u) of the Master Repurchase Agreement, dated as of August 25, 2004 (the "Repurchase Agreement"), between the Company and CDC.

            2. After a review of the Company's activities during the period from _______, 200_ ended _______, 200_ (the "Subject Period"),
                  I have determined the following: (a) if applicable for the Subject Period, the Company has complied with the financial covenant set forth in Sections 11(m), 11(n) and 11(o) of the Repurchase Agreement; and (b) compliance by the Company with the above-referenced financial covenants is accurately calculated on Schedule 1 attached hereto.

            Capitalized terms used herein without definition have the meanings given them in the Repurchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                    Exh. IX-1

            IN WITNESS WHEREOF, I have signed my name this [__] day of [________], 200_.

                                               By:______________________________
                                                  Name:
                                                  Title:

                                    Exh. IX-2